NEWS RELEASE

CONTACT:  Kenneth J. Wagner, SVP Investor Relations
          Provident Financial Services, Inc.
          (201) 915-5344

FOR RELEASE 7:43 A.M. Eastern Time: April 27, 2005



     Provident Financial Services, Inc. Announces 46% Increase in Quarterly
            Earnings and Declares Increased Quarterly Cash Dividend


JERSEY CITY, NJ, April 27 /PRNewswire-First Call/ -- Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $15.0 million for the three months ended March 31, 2005, a 45.9% increase compared to net income of $10.3 million for the same period in 2004. Basic and diluted earnings per share increased 17.4% and 16.2%, respectively, to $0.22 for the quarter ended March 31, 2005, compared to basic and diluted earnings per share of $0.19 for the quarter ended March 31, 2004.

The three month earnings and per share data for 2005 reflect the inclusion of the operations of First Sentinel Bancorp, Inc. ("First Sentinel") which merged with the Company on July 14, 2004 and the related issuance of 18.5 million shares of the Company's common stock in connection with the merger.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "In the first quarter we continued to make steady progress in expense management while maintaining both our net interest margin, as compared with the trailing quarter, and our focus on asset quality. Also, we have consistently pursued our capital management strategy, as witnessed by our stock repurchase activity during the quarter. In line with that, I am pleased to report that the Board has approved a 14.3% increase in the quarterly cash dividend to $0.08 per common share. "

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.08 per common share, an increase of 14.3% from the prior quarter's cash dividend of $0.07 per share. The dividend is payable on May 31, 2005 to stockholders of record as of the close of business on May 13, 2005.

Balance Sheet Summary

Total assets were $6.36 billion at March 31, 2005, compared to $6.43 billion at December 31, 2004, as reductions in securities balances were used to fund repayments of borrowings and common stock repurchases.

Total investments decreased $117.9 million, or 6.2%, during the quarter ended March 31, 2005. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities. In addition, the Company sold $11.5 million of mortgage-backed securities during the quarter as part of its ongoing interest rate risk management process.

The Company's net loans decreased $28.6 million, or 0.8%, during the three months ended March 31, 2005, primarily as a result of a $34.1 million reduction in residential mortgage loans, partially offset by an $11.8 million increase in consumer loans. The increase in consumer loans was primarily attributable to growth in second mortgage and indirect auto loans.

Partially offsetting these declines, cash and cash equivalents increased $72.5 million, or 44.3%, during the quarter ended March 31, 2005, pending deployment into higher-yielding asset categories.

Borrowed funds decreased $56.6 million, or 4.9%, during the quarter ended March 31, 2005, as a result of maturities and paydowns on amortizing obligations.

Total deposits increased $1.4 million during the quarter ended March 31, 2005, with an $8.0 million increase in time deposits partially offset by decreases in savings and demand accounts. Total deposits were $4.05 billion at March 31, 2005, with core deposits, consisting of savings and demand deposit accounts, representing 65.4% of total deposits.

Common stock repurchases for the three months ended March 31, 2005 totaled 1.5 million shares at an average cost of $18.04 per share. At March 31, 2005, book value per share and tangible book value per share totaled $15.33 and $9.26, respectively. An additional 2.2 million shares remain eligible for repurchase under the current common stock repurchase authorization.

Results of Operations

Net Interest Margin

The net interest margin was 3.38% for each of the quarters ended March 31, 2005 and December 31, 2004. This was a decrease of 12 basis points compared with the net interest margin of 3.50% for the quarter ended March 31, 2004. The weighted average rate for interest-earning assets was 4.97% for the three months ended March 31, 2005, compared with 4.90% for the trailing quarter and 4.79% for the three months ended March 31, 2004. The weighted average rate for interest-bearing liabilities was 1.88% for the quarter ended March 31, 2005, compared with 1.79% for the trailing quarter and 1.67% for the first quarter of 2004. The increases in rates on interest-earning assets and interest-bearing liabilities reflect increases in market interest rates experienced throughout the past year.

Non-Interest Income

Non-interest income totaled $6.2 million for the quarter ended March 31, 2005, a decrease of $1.5 million, or 19.4%, compared to the same period in 2004. During the quarter ended March 31, 2004, the Company sold $71.8 million of fixed-rate 30- and 20-year residential mortgages as part of its interest rate risk management process, realizing gains of $1.3 million. In addition, the Company incurred net losses on securities sales of $131,000 for the quarter ended March 31, 2005, compared with net gains of $427,000 for the same period in 2004. Partially offsetting these decreases, income on bank-owned life insurance ("BOLI") increased $309,000 for the three months ended March 31, 2005, compared with the first quarter of 2004, primarily as a result of additional BOLI acquired from First Sentinel in the July 2004 merger.

Non-Interest Expense

For the three months ended March 31, 2005, non-interest expense increased $4.7 million, or 17.7%, to $31.4 million, compared to $26.7 million for the three months ended March 31, 2004. Compensation and employee benefits expense increased $2.6 million for the quarter ended March 31, 2005, compared with the same period in 2004, due primarily to increased headcount as a result of the First Sentinel acquisition. The Company employed 915 full-time equivalent employees at March 31, 2005, compared with 703 full-time equivalent employees at March 31, 2004. Amortization of intangibles increased $1.6 million for the quarter ended March 31, 2005, compared with the same period in 2004, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition. Additional increases in occupancy expense of $1.1 million and data processing expense of $280 thousand for the quarter ended March 31, 2005, compared with the same period in 2004, were also due primarily to the acquisition and integration of First Sentinel's operations. As a result of the First Sentinel acquisition, the Company added 22 full-service branch locations, including the former headquarters building, which now serves as the Provident Loan Center.

Partially offsetting these increases, advertising and promotions expense declined $673,000 for the quarter ended March 31, 2005, compared with the same period in 2004, as the Company continued to focus its efforts on expense management. The Company's annualized non-interest expense as a percentage of average assets improved to 1.98% for the quarter ended March 31, 2005, compared with 2.54% for the same period in 2004. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) improved to 58.8% for the quarter ended March 31, 2005, compared with 63.4% for the same period in 2004.


Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans as of March 31, 2005 were $5.6 million, or 0.15% of total loans, compared to $6.2 million, or 0.17% of total loans at December 31, 2004, and $4.4 million, or 0.19% of total loans at March 31, 2004. At March 31, 2005, the Company's allowance for loan losses was 0.92% of total loans, compared with 0.91% of total loans at December 31, 2004, and 0.91% of total loans at March 31, 2004. The Company did not record a provision for loan losses for the three months ended March 31, 2005, as a result of improvements in asset quality, a decrease in loans outstanding, and net recoveries during the period of $71 thousand. For the three months ended March 31, 2004, the provision for loan losses totaled $600 thousand, while net charge-offs were $611 thousand.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank that offers a full range of retail and commercial loan and deposit products. The Bank currently operates 78 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on April 28, 2005 regarding highlights of the Company's first quarter 2005 financial results. The call can be accessed by dialing 1-800-798-2796 (Domestic) or 1-617-614-6204 (International) and stating the pass code number: 53025851. Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                                      PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                                             Consolidated Statements of Condition
                                       March 31, 2005 (Unaudited) and December 31, 2004
                                                    (Dollars in Thousands)

                            Assets                                        March 31, 2005                December 31, 2004
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                       137,556   $                  121,187
Federal funds sold                                                                       65,000                       16,000
Short-term investments                                                                   33,666                       26,507
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                       236,222                      163,694
                                                                 --------------------------------- ----------------------------

Investment securities (market value of $429,194
        at March 31, 2005 (unaudited) and $450,071
        at December 31, 2004)                                                           430,445                      445,633
Securities available for sale, at fair value                                          1,305,927                    1,406,340
Federal Home Loan Bank stock                                                             46,002                       48,283

Loans                                                                                 3,678,695                    3,707,211
        Less allowance for loan losses                                                   33,837                       33,766
                                                                 --------------------------------- ----------------------------
                  Net loans                                                           3,644,858                    3,673,445
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                      140                          140
Banking premises and equipment, net                                                      63,557                       64,605
Accrued interest receivable                                                              22,923                       23,865
Intangible assets                                                                       441,068                      443,148
Bank-owned life insurance                                                               107,228                      105,932
Other assets                                                                             61,106                       58,237
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                     6,359,476   $                6,433,322
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                     1,115,840   $                1,116,812
        Savings deposits                                                              1,532,906                    1,538,466
        Certificates of deposit of $100,000 or more                                     260,086                      253,024
        Other time deposits                                                           1,143,071                    1,142,171
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                      4,051,903                    4,050,473

Mortgage escrow deposits                                                                 20,363                       15,389
Borrowed funds                                                                        1,109,489                    1,166,064
Subordinated debentures                                                                  26,946                       27,113
Other liabilities                                                                        37,700                       37,507
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                   5,246,401                    5,296,546
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                  --                           --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 72,585,746 shares outstanding at
  March 31, 2005, and 79,879,017 shares issued and
  74,078,784 shares outstanding at December 31, 2004                                        799                          799
Additional paid-in capital                                                              961,730                      960,792




Retained earnings                                                                       368,543                      358,678
Accumulated other comprehensive (loss) income                                            (5,611)                       3,767
Treasury stock at cost                                                                  (97,907)                     (70,810)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                        (75,421)                     (76,101)
Common Stock acquired by the Stock Award Plan                                           (39,058)                     (40,349)
Common Stock acquired by the Directors' Deferred Fee Plan                               (13,224)                     (13,379)
Deferred compensation - Directors' Deferred Fee Plan                                     13,224                       13,379
                                                                 --------------------------------- ----------------------------
                  Total stockholders' equity                                          1,113,075                    1,136,776
                                                                 --------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                     6,359,476   $                6,433,322
                                                                 ================================= ============================



               PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDAIRIES
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2005 and 2004
                             (Dollars in Thousands)

                                                         Three Months Ended
                                                              March 31
                                                   -----------------------------
                                                        2005           2004
                                                   -------------- --------------
                                                            (Unaudited)
Interest income:
 Real estate secured loans                        $       38,278 $       23,177
 Commercial loans                                          4,953          3,887
 Consumer loans                                            7,250          4,635
 Investment securities                                     4,432          5,142
 Securities available for sale                            13,780          9,836
 Other short-term investments                                146            170
 Federal funds                                               118            140
                                                    ------------- --------------
                   Total interest income                  68,957         46,987
                                                    ------------- --------------

Interest expense:
 Deposits                                                 12,905          7,866
 Borrowed funds                                            8,542          4,719
 Subordinated debentures                                     345             --
                                                    ------------- --------------
                   Total interest expense                 21,792         12,585
                                                    ------------- --------------
                   Net interest income                    47,165         34,402

Provision for loan losses                                     --            600
                                                    ------------- --------------

                   Net interest income after
                   provision for loan losses              47,165         33,802
                                                    ------------- --------------

Non-interest income:
 Fees                                                      4,692          4,735
 Net (loss) gain on securities transactions                 (131)           427
 Bank-owned life insurance                                 1,296            987
 Other income                                                313          1,507
                                                    ------------- --------------
                   Total non-interest income               6,170          7,656
                                                    ------------- --------------

Non-interest expense:
 Compensation and employee benefits                       17,044         14,408
 Net occupancy expense                                     4,900          3,798
 Data processing expense                                   2,120          1,840
 Advertising and promotion expense                           730          1,403
 Amortization of intangibles                               2,128            522
 Other operating expenses                                  4,455          4,695
                                                    ------------- --------------
                   Total non-interest expense             31,377         26,666
                                                    ------------- --------------
                   Income before income tax expense       21,958         14,792
Income tax expense                                         6,936          4,498
                                                    ------------- --------------
                   Net income                      $      15,022 $       10,294
                                                    ============= ==============




Basic earnings per share                                   $0.22          $0.19
Average basic shares outstanding                      68,172,885     54,849,271

Diluted earnings per share                                 $0.22          $0.19
Average diluted shares outstanding                    68,934,081     54,895,895





                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)

                                                            At or for the Three
                                                                Months Ended
                                                                  March 31
                                                                  --------
                                                             2005           2004
                                                             ----           ----
INCOME STATEMENT:
Net interest income                                             $47,165        $34,402
Provision for loan losses                                            --            600
Non-interest income                                               6,170          7,656
Non-interest expense                                             31,377         26,666
Income before income tax expense                                 21,958         14,792
Net income                                                       15,022         10,294
Basic earnings per share                                          $0.22          $0.19
Diluted earnings per share                                        $0.22          $0.19
Interest rate spread                                               3.09%          3.12%
Net interest margin                                                3.38%          3.50%

PROFITABILITY:
Annualized return on average assets                                0.95%          0.98%
Annualized return on average equity                                5.34%          5.06%
Annualized non-interest expense to
    average assets                                                 1.98%          2.54%
Efficiency ratio (1)                                              58.83%         63.40%

ASSET QUALITY:
Non-performing loans                                             $5,590         $4,382
Foreclosed assets                                                   140             32
Non-performing loans to
    total loans                                                    0.15%          0.19%
Non-performing assets to
    total assets                                                   0.09%          0.10%
Allowance for loan losses                                       $33,837        $20,620
Allowance for loan losses to
    non-performing loans                                         605.31%        470.56%
Allowance for loan losses to
    total loans                                                    0.92%          0.91%


AVERAGE BALANCE SHEET DATA:
Assets                                                       $6,339,184     $4,230,184
Loans, net                                                    3,654,614      2,204,793
Earning assets                                                5,554,271      3,948,659
Core deposits                                                 2,597,502      1,742,035
Borrowings                                                    1,168,448        688,484
Interest-bearing liabilities                                  4,698,182      3,034,511
Stockholders' equity                                          1,125,479        818,040
Average yield on interest-
    earning assets                                                 4.97%          4.79%
Average cost of interest-
    bearing liabilities                                            1.88%          1.67%



Notes
(1) Efficiency Ratio Calculation
                                                         Three Months Ended
                                                              March 31
                                                              --------
                                                         2005          2004
                                                         ----          ----
Net interest income                                   $47,165       $34,402
Non-interest income                                     6,170         7,656
                                                      -------       -------
Total income                                          $53,335       $42,058
                                                      =======       =======

Non-interest expense                                  $31,377       $26,666

    Expense/Income:                                     58.83%        63.40%
                                                      =======       =======



Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in Thousands)                        March 31, 2005                     December 31, 2004
                                                          --------------                     -----------------
                                                  Average                 Average        Average              Average
                                                  Balance      Interest    Yield         Balance    Interest   Yield
                                             ---------------------------------------  ---------------------------------
Interest-Earning Assets:
   Federal Funds Sold and
        Other Short-Term Investments          $       46,234 $        264      2.32%   $    31,015 $      124     1.59%
   Investment Securities (1)                         439,877        4,432      4.04%       454,764      4,661     4.08%
   Securities Available for Sale                   1,366,170       13,392      3.92%     1,457,204     13,776     3.76%
   Federal Home Loan Bank Stock                       47,376          388      3.32%        50,754        296     2.32%
   Net Loans (2)
        Total Mortgage Loans                       2,785,029       38,278      5.50%     2,856,170     39,313     5.48%
        Total Commercial Loans                       348,828        4,953      5.68%       343,923      5,025     5.81%
        Total Consumer Loans                         520,757        7,250      5.63%       511,890      7,136     5.55%
                                               -------------  -----------               ----------  ---------
        Total Interest-Earning Assets         $    5,554,271       68,957      4.97%   $ 5,705,720     70,331     4.90%
                                               -------------  -----------               ----------  ---------

Non-Interest Earning Assets:
   Cash and Due from Banks                           102,229                               107,695
   Other Assets                                      682,684                               672,192
                                               -------------                            ----------
            Total Assets                      $    6,339,184                           $ 6,485,607
                                               =============                            ==========

Interest-Bearing Liabilities:
   Demand Deposits                            $      615,272        1,196      0.79%   $   639,244      1,131     0.70%
   Savings Deposits                                1,518,618        3,622      0.97%     1,546,669      3,684     0.95%
   Time Deposits                                   1,395,844        8,087      2.35%     1,402,534      7,568     2.15%
                                               -------------  -----------               ----------  ---------
            Total Deposits                         3,529,734       12,905      1.48%     3,588,447     12,383     1.37%
                                               -------------  -----------               ----------  ---------

   Borrowed Funds                                  1,168,448        8,887      3.08%     1,246,652      9,418     3.01%
                                               -------------  -----------               ----------  ---------
          Total Borrowings                         1,168,448        8,887      3.08%     1,246,652      9,418     3.01%
                                               -------------  -----------               ----------  ---------
          Total Interest-Bearing Liabilities   $   4,698,182       21,792      1.88%   $ 4,835,099     21,801     1.79%
                                               -------------  -----------               ----------  ---------

Non-Interest Bearing Liabilities                     515,523                               522,361
                                               -------------                            ----------
             Total Liabilities                     5,213,705                             5,357,460
Stockholders' Equity                               1,125,479                             1,128,147
                                               -------------                            ----------
          Total Liabilities & Stockholders'
           Equity                              $   6,339,184                           $ 6,485,607
                                               =============                            ==========

Net interest income                                          $     47,165                          $   48,530
                                                              ===========                           =========

Net interest rate spread                                                       3.09%                              3.11%
                                                                               ====                               ====
Net interest-earning assets                   $      856,089                           $   870,621
                                               =============                            ==========

Net interest margin (3)                                                        3.38%                              3.38%
                                                                               ====                               ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.18x                                 1.18x
                                               =============                            ==========

----------------------------------------------
   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3)  Net interest income divided by average interest-earning assets.


   The following table summarizes the net interest margin for the previous year, inclusive.


                                                 3/31/05       12/31/04    9/30/04      6/30/04     3/31/04
                                                 1st Qtr.      4th Qtr.    3rd Qtr.     2nd Qtr.    1st Qtr.
                                                 --------      --------    --------     --------    --------
Interest-Earning Assets:
   Securities                                      3.90%         3.76%       3.79%        3.16%      3.53%
   Net Loans                                       5.53%         5.52%       5.55%        5.62%      5.78%
     Total Interest-Earning Assets                 4.97%         4.90%       4.89%        4.58%      4.79%

Interest-Bearing Liabilities:
   Total Deposits                                  1.48%         1.37%       1.29%        1.35%      1.35%
   Total Borrowings                                3.08%         3.01%       2.94%        2.83%      2.76%
      Total Interest-Bearing Liabilities           1.88%         1.79%       1.70%        1.69%      1.67%

Interest Rate Spread                               3.09%         3.11%       3.19%        2.89%      3.12%
Net Interest Margin                                3.38%         3.38%       3.43%        3.28%      3.50%
Ratio of interest-earning assets to
      total interest-bearing liabilities           1.18x         1.18x       1.17x        1.30x      1.30x
